UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

THE DOW CHEMICAL COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 Commission File Number	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip code)

(989) 636-1000
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets

On April 1, 2009 (the “Closing Date”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated July 10, 2008, among The Dow Chemical Company (the “Company”), Ramses Acquisition Corp., a direct, wholly owned subsidiary of the Company (“Merger Subsidiary”), and Rohm and Haas Company (“Rohm and Haas”), Merger Subsidiary merged with and into Rohm and Haas (the “Merger”), with Rohm and Haas continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company.  Pursuant to the terms of the Merger Agreement (i) each outstanding share of Rohm and Haas common stock was converted into the right to receive an amount in cash equal to $78.97 and (ii) all options to purchase shares of common stock of Rohm and Haas granted under the Rohm and Haas stock option plans and all other equity based compensation awards, whether vested or unvested as of April 1, 2009, became fully vested and converted into the right to receive such amount of cash, less any applicable exercise price.  To finance the payment of the aggregate merger consideration, the Company used a combination of proceeds from borrowings under the Loan Agreement (as defined below) described in Item 2.03 below, proceeds from the issuance and sale of Preferred Stock (as defined below) described in Item 3.02 below and cash on hand.

Additional information and details of the Merger Agreement were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on July 10, 2008, and are incorporated by reference herein.  Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 10, 2008, which complete copy of the Merger Agreement is incorporated by reference herein.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Company, as borrower, entered into a Term Loan Agreement (the “Original Loan Agreement”) with the lenders party thereto and Citibank, N.A., as administrative agent for the lenders on September 8, 2008, and entered into the First Amendment to Term Loan Agreement on March 5, 2009 (the “First Amendment”) in order to amend the Original Loan Agreement (as so amended, the “Loan Agreement”). Under the Loan Agreement, the lenders committed to lend to the Company an aggregate principal amount that will not exceed the sum of each of their commitments, totaling U.S.$12,500,000,000, in a single term borrowing on the date of the consummation of the Merger.

On the Closing Date, the Company drew down the commitments under the Loan Agreement in a total aggregate amount of $9,225,500,000.  The Company used the net proceeds to partially finance the Merger and to pay costs and expenses in connection therewith.

Additional information and details of the Loan Agreement were previously disclosed in Item 1.01 of the Company’s Current Reports on Form 8-K filed on September 9, 2008 and March 6, 2009, and are incorporated by reference herein.  Any description of the Loan Agreement is qualified in its entirety by reference to the complete copy of the Original Loan Agreement and the First Amendment filed as exhibits to the Company’s Current Reports on Form 8-K filed on September 9, 2008 and March 6, 2009, respectively, which complete copies of the Original Loan Agreement and the First Amendment are incorporated by reference herein.

Item 3.02              Unregistered Sales of Equity Securities

To partially finance the payment of the merger consideration, on April 1, 2009, the Company issued and sold 3,000,000 shares of Cumulative Convertible Perpetual Preferred Stock, Series A (the “Series A Convertible Preferred Stock”) to Berkshire Hathaway Inc. (“Berkshire”) and 1,000,000 shares of

Convertible Preferred Stock to The Kuwait Investment Authority (“KIA”), at an aggregate price of $4,000,000,000.

The powers, preferences, rights, qualifications, limitations and restrictions of the Series A Convertible Preferred Stock are specified in the certificate of designations (the “Series A Certificate of Designations”).  The material terms of the Series A Convertible Preferred Stock were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on October 27, 2008, and are incorporated by reference herein.  The foregoing description of the Series A Convertible Preferred Stock is qualified in its entirety by reference to the form of Series A Certificate of Designations which is attached as an exhibit hereto as Exhibit 3.1.

At any time when dividends on the Series A Convertible Preferred Stock have not been paid in full, the Company will not, and will cause its subsidiaries not to, declare or pay any dividend on, make any distributions relating to the shares of the Company’s common stock, par value $2.50 per share (the “Common Stock”) (or other junior stock), or redeem, purchase, acquire (either directly or through any subsidiary) or make a liquidation payment relating to, the Common Stock (or other junior stock), or make any guarantee payment with respect thereto.  Additionally, the Series A Convertible Preferred Stock has no maturity date and will rank senior to the outstanding Common Stock with respect to the payment of dividends and distributions in liquidation.

The issuance and sale of the Series A Convertible Preferred Stock will be made pursuant to the exemption from registration provided by Regulation D under the Securities Act of 1933.  Each of Berkshire and KIA has represented to the Company that it is an “accredited investor” pursuant to Rule 501 of Regulation D.

On April 1, 2009, the Company also issued and sold 1,500,000 shares of its Cumulative Perpetual Preferred Stock, Series B (the “Perpetual Preferred Stock”) to certain trusts for the benefit of charitable beneficiaries and certain Haas family members (the “Haas Family Trusts”) and 1,000,000 shares of Perpetual Preferred Stock to certain funds and accounts managed by Paulson & Co. Inc., each of whom was a significant shareholder of Rohm and Haas, at an aggregate price of $2,500,000,000. Additionally, the Company issued and sold 500,000 shares of its Cumulative Convertible Perpetual Preferred Stock, Series C (the “Series C Convertible Preferred Stock” and together with the Series A Convertible Preferred Stock and the Perpetual Preferred Stock, the “Preferred Stock”) to the Haas Family Trusts at an aggregate price of $500,000,000.  The material terms of the Perpetual Preferred Stock and the Series C Convertible Preferred Stock were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on March 12, 2009, and are incorporated by reference herein.

Item 3.03              Material Modification of the Rights of Security Holders

The information included in Item 3.02 above regarding the Series A Convertible Preferred Stock is incorporated by reference into this Item 3.03.

Item 5.03              Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year

On March 31, 2009, the Company filed the Series A Certificate of Designations and a certificate of designations relating to each of the Perpetual Preferred Stock (the “Series B Certificate of Designations”) and the Series C Convertible Preferred Stock (the “Series C Certificate of Designations”) with the Secretary of State of the State of Delaware for the purpose of fixing the designations, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Convertible Preferred Stock, the Perpetual Preferred Stock and the Series C Convertible Preferred Stock, respectively.  As contemplated by the Company’s Restated Certificate of Incorporation, the Series A Certificate of Designations was

approved by the Board on October 10, 2008, and its final form was approved by the Executive Committee of the Board on October 25, 2008.  The final forms of the Series B Certificate of Designations and Series C Certificate of Designations were approved by the Board on March 27, 2009.  Each of the Series A Certificate of Designations, Series B Certificate of Designations and Series C Certificate of Designations became effective upon filing and are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively.

Item 7.01              Regulation FD Disclosure

A copy of the press release issued by the Company on April 1, 2009 is attached hereto as Exhibit 99.1. The attached Exhibit 99.1 is furnished in its entirety pursuant to this Item 7.01.

Item 8.01              Other Events

In connection with the offering and sale of the Perpetual Preferred Stock and the Series C Convertible Preferred Stock, the Company entered into a Replacement Capital Covenant relating to each of the Perpetual Preferred Stock and the Series C Convertible Preferred Stock, each dated April 1, 2009, for the benefit of holders of the Company’s currently outstanding 7 3/8% Debentures due 2029 whereby the Company agreed that it will only redeem or repurchase shares of the Perpetual Preferred Stock or the Series C Convertible Preferred Stock on or before the Termination Date (as defined in each of the Replacement Capital Covenants) with the proceeds that it has received during the 180 days prior to the date of such redemption or repurchase from the sale of certain qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Perpetual Preferred Stock or the Series C Convertible Preferred Stock, as applicable.

The foregoing description of the Replacement Capital Covenants is qualified in its entirety by reference to the Replacement Capital Covenants relating to the Perpetual Preferred Stock and the Series C Convertible Preferred Stock, which are attached as exhibits hereto as Exhibits 99.2 and 99.3, respectively.

Additionally, on April 1, 2009, in connection with the Merger, the Company entered into guarantees of Rohm and Haas’ $250 million outstanding 5.60% Notes due 2013, $850 million outstanding 6.00% Notes due 2017 and $1 billion outstanding 9.80% Debentures due 2020.  The forms of these guarantees are attached as exhibits hereto as Exhibits 99.4, 99.5 and 99.6 respectively.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

3.1	Certificate of Designations for the Cumulative Convertible Perpetual Preferred Stock, Series A

3.2	Certificate of Designations for the Cumulative Perpetual Preferred Stock, Series B

3.3	Certificate of Designations for the Cumulative Convertible Perpetual Preferred Stock, Series C

99.1	Press release issued by the Company on April 1, 2009 to announce the completion of the Merger

99.2	Replacement Capital Covenant, dated April 1, 2009, relating to the Cumulative Perpetual Preferred Stock, Series B

99.3	Replacement Capital Covenant, dated April 1, 2009, relating to the Cumulative Convertible Perpetual Preferred Stock, Series C

99.4	Guarantee relating to the 5.60% Notes of Rohm and Haas

99.5	Guarantee relating to the 6.00% Notes of Rohm and Haas

99.6	Guarantee relating to the 9.80% Debentures of Rohm and Haas

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 1, 2009

The Dow Chemical Company

By:	/s/ William H. Weideman
	Name:	William H. Weideman
	Title:	Vice President and Controller

EXHIBITS

Exhibit No.	Description

3.1	Certificate of Designations for the Cumulative Convertible Perpetual Preferred Stock, Series A

3.2	Certificate of Designations for the Cumulative Perpetual Preferred Stock, Series B

3.3	Certificate of Designations for the Cumulative Convertible Perpetual Preferred Stock, Series C

99.1	Press release issued by the Company on April 1, 2009 to announce the completion of the Merger

99.2	Replacement Capital Covenant, dated April 1, 2009, relating to the Cumulative Perpetual Preferred Stock, Series B

99.3	Replacement Capital Covenant, dated April 1, 2009, relating to the Cumulative Convertible Perpetual Preferred Stock, Series C

99.4	Guarantee relating to the 5.60% Notes of Rohm and Haas

99.5	Guarantee relating to the 6.00% Notes of Rohm and Haas

99.6	Guarantee relating to the 9.80% Debentures of Rohm and Haas